As filed with the U.S. Securities and Exchange Commission on September 18, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TD AMERITRADE HOLDING

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-0543156
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 South 108th Avenue

Omaha, Nebraska 68154

Telephone: (402) 331-7856

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Lambert, Esq.

Deputy General Counsel—Finance/Securities

6940 Columbia Gateway Drive

Columbia, Maryland 21046

Telephone: (443) 539-2124

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Matthew M. Guest, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	—	—	—	—

(1)	Omitted pursuant to General Instruction II.E. of Form S-3. An unspecified aggregate number of shares of our common stock is being registered hereunder, as may from time to time be offered at indeterminate prices, and as may be issued upon conversion, repurchase or exchange thereof.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

TD Ameritrade Holding Corporation

Common Stock

This prospectus relates to the resale from time to time, in one or more transactions, of shares of our common stock, par value $0.01 per share, held by the selling stockholders identified in this prospectus that have contractual registration rights with us, or constitute certain permitted transferees of such stockholders. The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of common stock.

On September 18, 2017, we completed our acquisition of Scottrade Financial Services, Inc. (“Scottrade”) (the “Scottrade acquisition”). In connection with the Scottrade acquisition, we entered into a registration rights agreement, dated as of September 18, 2017 (the “registration rights agreement”), with The Toronto-Dominion Bank (“TD”), TD Luxembourg International Holdings S.à r.l. (“TD Lux”), Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (in such capacity, the “Riney Stockholder”) and the other stockholders described therein (the “Ricketts Stockholders” and, together with TD, TD Lux and the Riney Stockholder, the “selling stockholders”), pursuant to which we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the shares of our common stock held or beneficially owned by them that qualify as registrable securities under the registration rights agreement. In connection with the Scottrade acquisition, we issued shares of our common stock to TD Lux and the Riney Stockholder in a private transaction. This prospectus forms a part of a registration statement filed by us as required by the registration rights agreement.

The selling stockholders identified in this prospectus or a supplement hereto may offer and sell shares of our common stock, as described in this prospectus, from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 8 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. For more information regarding the offer and sale of shares of our common stock by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution.” To the extent required, the number of shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay all expenses relating to registering such shares, subject to the terms of the registration rights agreement, except for underwriting discounts, selling commissions and transfer taxes, if any, of the selling stockholders.

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.” The last reported sale price of our common stock on September  18, 2017 was $45.65 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2017.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under a shelf registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the shares of our common stock described in this prospectus and in any applicable prospectus supplement in one or more transactions. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms “TD Ameritrade,” the “Company,” “we,” “us” and “our” to refer to TD Ameritrade Holding Corporation and its subsidiaries. References to “$” and “dollars” are to United States dollars. References to “fiscal” mean the Company’s fiscal year ended September 30.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC (file number 001-35509):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 18, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2016, March 31, 2017 and June 30, 2017, filed with the SEC on February 6, 2017, May 8, 2017 and July 24, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on October 28, 2016 (two filings), November 23, 2016, December 9, 2016, February 24, 2017, April 21, 2017, April 28, 2017, September 13, 2017 and September 18, 2017;

•	the information in the Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed with the SEC on January 4, 2017 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016; and

•	the description of our common stock contained in Form 8-A, filed with the SEC on December 1, 2015, and any amendment or report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of updating such description.

We also incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

Our SEC filings are available free of charge through our Internet website at http://www.amtd.com as soon as reasonably practicable after we electronically file these materials with the SEC. However, the information on our Internet website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. You may also request a copy of our SEC filings at no cost by writing or telephoning us at:

TD Ameritrade Holding Corporation

200 South 108th Avenue

Omaha, Nebraska 68154

Attention: Investor Relations

Telephone: (800) 237-8692

Our SEC filings are also available at the SEC’s website at http://www.sec.gov. You may also read and copy any documents that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

Our common stock is listed on the Nasdaq Global Select Market. You may inspect reports, proxy statements and other information about us at the office of the Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, New York, 10006.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In particular, forward-looking statements contained or incorporated by reference in this prospectus include our expectations regarding: the effect of client trading activity on our results of operations; the effect of changes in interest rates on our net interest spread; diluted earnings per share; average commissions and transaction fees per trade; amounts of commissions and transaction fees, asset-based revenues, insured deposit account fees, net interest revenue and investment product fees; net interest margin; the average yield earned on insured deposit account assets; the effect of the FDIC surcharge on our insured deposit account fees; growth in spread-based and fee-based asset balances; amounts of total operating expenses; our effective income tax rate; our capital and liquidity needs and our plans to finance such needs; and our clearinghouse deposit requirements. Our actual results could differ materially from those anticipated in such forward-looking statements. Important factors that may cause such differences include, but are not limited to: general economic and political conditions and other securities industry risks; fluctuations in interest rates; stock market fluctuations and changes in client trading activity; credit risk with clients and counterparties; increased competition; systems failures, delays and capacity constraints; network security risks; liquidity risk; new laws and regulations affecting our business; regulatory and legal matters and uncertainties; our ability to successfully integrate any assets, liabilities, customers, systems and personnel we may acquire, including from Scottrade Financial Services, Inc., into our operations, and our ability to realize related synergies and cost savings within expected time frames or at all; and the other risks and uncertainties set forth under the caption “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and any subsequently filed reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference herein. Please read this entire prospectus and any applicable prospectus supplement, including the risk factors section and the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, before you decide to invest. See “Risk Factors” and “Where You Can Find More Information.” In addition, this prospectus, any applicable prospectus and the documents incorporated by reference herein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

TD Ameritrade, a Delaware corporation, was established in 1971 as a local investment banking firm and began operations as a retail discount securities brokerage firm in 1975. TD Ameritrade is a leading provider of securities brokerage services and technology-based financial services to retail investors, traders and independent registered investment advisors. TD Ameritrade common stock is traded on the Nasdaq Global Select Market under the symbol “AMTD.” Our principal executive offices are located at 200 South 108th Avenue, Omaha, Nebraska 68154, and our telephone number at that address is (402) 331-7856. Our website is located at http://www.amtd.com. Information contained on or accessible through our website does not constitute part of this prospectus or any accompanying prospectus, other than documents that we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus.

The Scottrade Acquisition

On September 18, 2017, the Company completed its acquisition of Scottrade Financial Services, Inc., a Delaware corporation (“Scottrade”), pursuant to that certain Agreement and Plan of Merger, dated as of October 24, 2016 (the “merger agreement”), by and among the Company, Scottrade, Alto Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (in such capacity, the “Riney Stockholder”). Pursuant to the terms of the merger agreement, the Company acquired Scottrade (the “Scottrade acquisition”) in a cash and equity transaction.

Founded in 1980, Scottrade is a leading provider of securities brokerage services to retail investors, traders and independent RIAs through its online platform as well as through nearly 500 branches. As of June 30, 2017, Scottrade had 3.0 million funded accounts (i.e., open client accounts with a total liquidation value greater than zero), $186.7 billion in client assets and total consolidated assets of $24.5 billion, of which the substantial majority ($17.0 billion) were in its subsidiary, Scottrade Bank. For the last twelve months ended June 30, 2017, Scottrade had total revenue of $1.1 billion and net income of $181.2 million.

The Scottrade acquisition took place in two consecutive steps. First, pursuant to and subject to the terms and conditions set forth in a separate Agreement and Plan of Merger, TD Bank, N.A., a wholly owned subsidiary of The Toronto-Dominion Bank (“TD”), acquired Scottrade Bank, a wholly owned subsidiary of Scottrade, from Scottrade (the “Bank acquisition”) for approximately $1.4 billion in cash, subject to certain closing adjustments. Additionally, TD Luxembourg International Holdings S.à r.l. (“TD Lux”), an affiliate of TD, purchased approximately $400 million in new common equity of the Company, or 11,074,197 shares, from the Company in connection with the transaction. Immediately following TD’s acquisition of Scottrade Bank, the Company acquired Scottrade for approximately $3.1 billion in cash (including the cash proceeds from the Bank acquisition described above) and the issuance of 27,685,493 shares of the Company’s common stock, subject to certain closing adjustments.

For more information regarding the terms of the merger agreement, the registration rights agreement and the Scottrade acquisition, see our Current Reports on Form 8-K filed with the SEC on October 28, 2016 and September 18, 2017, our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 18, 2016, and our other subsequently filed reports filed with the SEC, which are incorporated herein by reference.

Registration Rights Agreement

At the closing of the Scottrade acquisition, the Company, TD, TD Lux, the Riney Stockholder and the other stockholders described therein (the “Ricketts Stockholders”) entered into a registration rights agreement (the “registration rights agreement”) providing each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders with certain customary registration rights with respect to shares of our common stock that qualify as registrable securities under the registration rights agreement, including certain shares issued to the Riney Stockholder and TD Lux, respectively, in connection with the closing of the Scottrade acquisition and certain shares previously acquired by TD, TD Lux and the Ricketts Stockholders. Pursuant to the registration rights agreement, each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective registrable securities, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD, TD Lux and the Ricketts Stockholders, the registration rights agreement supersedes and replaces the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD and the Ricketts Stockholders.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the following risk factors and the other information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, you should carefully consider the risks and uncertainties identified in the Company’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

In connection with the Scottrade acquisition, we issued 11,074,197 shares of our common stock to TD Lux and 27,685,493 shares of our common stock to the Riney Stockholder (including certain shares deposited into an escrow account to secure certain indemnification obligations of the Riney Stockholder under the merger agreement). The issuance of these new shares could have the effect of depressing the market price for our common stock. Additionally, pursuant to the terms of the registration rights agreement, we have filed with the SEC a registration statement covering resales of the shares of our common stock held by the selling stockholders that qualify as registrable securities under the registration rights agreement. This prospectus forms a part of the registration statement filed by us as required by the registration rights agreement.

We may issue our common stock or other securities from time to time as consideration for future acquisitions and investments. The number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or investment), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling stockholders. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

STOCKHOLDERS AGREEMENTS

The following description of the TD Stockholders Agreement and the Riney Stockholders Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the agreements, as amended, which are included as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference. See “Where You Can Find More Information.”

TD Stockholders Agreement

As a result of our acquisition of TD Waterhouse in 2006, TD became one of our affiliates, beneficially owning approximately 42% of our common stock as of June 30, 2017. Pursuant to the stockholders agreement, as amended, between TD and the Company (the “TD Stockholders Agreement”), TD has the right to designate five of the 12 members of the Company’s board of directors, subject to adjustment based on TD’s ownership positions in TD Ameritrade. Based on its current ownership position, TD has the right to designate five members of our board of directors. Accordingly, TD is able to significantly influence the outcome of all matters that come before our board.

TD is permitted under the TD Stockholders Agreement to exercise voting rights on up to 45% of our outstanding shares of common stock until termination of the TD Stockholders Agreement (which will occur no later than January 24, 2021). If our stock repurchases cause TD’s ownership percentage to exceed 45%, TD is required to use reasonable efforts to sell or dispose of such excess stock, subject to TD’s commercial judgment as to the optimal timing, amount and method of sales with a view to maximizing proceeds from such sales. TD has no absolute obligation to reduce its ownership percentage to 45% by the termination of the TD Stockholders Agreement. However, prior to and following the termination of the TD Stockholders Agreement, TD is required to vote any such excess stock on any matter in the same proportions as all the outstanding shares of stock held by holders other than TD and its affiliates are voted. In no event may the Company repurchase shares of its common stock that would result in TD’s ownership percentage exceeding 47%. There is no restriction on the number of shares TD may own following the termination of the TD Stockholders Agreement.

The ownership position and governance rights of TD could discourage a third party from proposing a change of control or other strategic transaction concerning TD Ameritrade. As a result, our common stock could trade at prices that do not reflect a “takeover premium” to the same extent as do the stocks of similarly situated companies that do not have a stockholder with an ownership interest as large as TD’s ownership interest.

Riney Stockholders Agreement

In connection with the closing of the Scottrade acquisition, the Company and the Riney Stockholder entered into a stockholders agreement (the “Riney Stockholders Agreement” and, together with the TD Stockholders Agreement, the “stockholders agreements”), setting forth, among other things, certain rights and obligations of the Riney Stockholder as a stockholder of the Company, including limitations on the acquisition of additional equity interests in the Company, customary standstill restrictions and prohibitions on taking certain actions relating to the Company, transfer restrictions and voting arrangements relating to the election or removal of directors as provided in the TD Stockholders Agreement.

The Riney Stockholders Agreement prohibits the Riney Stockholder and its permitted transferees from transferring their shares of our common stock unless such transfer is not to a transferee who following such transfer would hold 5% or more of the outstanding shares of our common stock, subject to certain exceptions. The Riney Stockholders Agreement also requires the Riney Stockholder to vote its shares of our common stock in favor of each director candidate nominated for election to the board pursuant to the terms of the TD Stockholders Agreement. The Riney Stockholders Agreement also contains customary standstill provisions and generally prohibits the Riney Stockholder and its permitted transferees from acquiring any additional shares of our common stock.

The Riney Stockholders Agreement terminates on the earliest of (1) on or prior to the third anniversary of the date of the Riney Stockholders Agreement, the date on which the Riney Stockholder and its permitted transferees cease to beneficially own at least 66 2/3% of the shares of our common stock acquired by the Riney Stockholder as stock consideration in the Scottrade acquisition, (2) after the third anniversary of the date of the Riney Stockholders Agreement, the date on which the Riney Stockholder and its permitted transferees cease to beneficially own at least 85% of the shares of our common stock acquired by the Riney Stockholder as stock consideration in the Scottrade acquisition, and (3) at the election of the Riney Stockholder upon not less than six months’ prior irrevocable notice to the Company, on a date following the fourth anniversary of the date of the Riney Stockholders Agreement (provided that certain standstill restrictions will continue for a period of six months after the date of such termination).

SELLING STOCKHOLDERS

The selling stockholders may from time to time, in one or more transactions, offer and sell any or all of the shares of our common stock that qualify as registrable securities pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the registration rights agreement. Pursuant to the registration rights agreement, each of the selling stockholders is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their shares of our common stock that qualify as registrable securities under the registration rights agreement, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD, TD Lux and the Ricketts Stockholders, the registration rights agreement supersedes and replaces the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD and the Ricketts Stockholders.

Specific information about the selling stockholders, including the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders, in the aggregate, beneficially own a majority of the Company’s outstanding shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of each and any sale. Subject to the terms and restrictions set forth in the registration rights agreement, the stockholder agreements, certain related agreements and applicable law, the selling stockholders and any of their pledgees, donees, transferees or other successors in interest may, from time to time, offer and sell, separately or together, any or all of the shares of our common stock covered by this prospectus that qualify as registrable securities under the registration rights agreement. A selling stockholder will be responsible for its portion of any commissions charged by broker-dealers or agents or underwriting discounts in connection with any such offer and sale. The registrable securities may be sold in one or more transactions at fixed prices or prices subject to change, at prices related to prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers, who may act as agents or principals;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares for any loan or obligation, including pledges to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required, the number of shares our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying supplement to this prospectus.

Additionally, each selling stockholder may resell all or a portion of its shares in private transactions or in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus to include the pledgee, permitted transferee, donee or other successor-in-interest as selling stockholder under this prospectus, and the selling stockholders also may transfer the shares in other circumstances, in each case subject to the restrictions set forth in the stockholders agreements and certain related agreements, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the registrable securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Any such transactions will be subject to the restrictions set forth in the stockholders agreements and certain related agreements.

The aggregate proceeds to the selling stockholders from the sale of the registrable securities offered by them will be the purchase price of the shares of our common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurance that the selling stockholders will sell any or all of the registrable securities covered by this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. The foregoing may affect the marketability of our common stock.

We have agreed to indemnify the selling stockholders, any person who is a “controlling person” of such selling stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, affiliates and stockholders, and each other agent, if any, who acts on behalf of or controls any such selling stockholder or controlling person, against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement. We may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is qualified in its entirety by reference to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Amended and Restated Certificate of Incorporation (“certificate of incorporation”) and Amended and Restated Bylaws (“bylaws”), which have been filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part, and other information with respect to our common stock which has been publicly filed with the SEC. See “Where You Can Find More Information.”

Common Stock

We have 1,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 670,156,622 shares were outstanding as of September 18, 2017.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may authorize.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period, and, in the case of any cumulative preferred stock, all prior periods.

Holders of our common stock are entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets.

Shares of our common stock are not redeemable and have no subscription or conversion rights.

Preferred Stock

We have 100,000 shares of authorized preferred stock, $0.01 par value per share, of which no shares were issued or outstanding as of September 18, 2017.

Our board of directors is authorized, pursuant to our certificate of incorporation, to issue one or more series of preferred stock and to fix by resolution the voting, dividend, conversion, liquidation and other rights of such preferred stock.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that may delay, defer, discourage or prevent a change in control of the Company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders. These provisions include:

•	Classified board of directors. In accordance with the terms of our certificate of incorporation, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The classification of the board of directors may have the effect of making it more difficult for stockholders to change the composition of the board of directors.

•	No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.

•	Requirements for removal of directors. Our certificate of incorporation provides that, unless a “termination event” (as defined in the certificate of incorporation) has occurred, directors may only be removed for cause by the affirmative vote of the holders of a majority of our outstanding shares of common stock.

•	Special meetings of stockholders. Our certificate of incorporation provides that special meetings of the stockholders may only be called by the secretary of the Company at the direction of a majority of the directors of the Company or upon the request of stockholders owning of record 25% or more of our outstanding shares of common stock.

•	No stockholder action by written consent. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

•	Stockholder advance notice procedures. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed.

•	Exclusive forum. Our certificate of incorporation designates a state or federal court located within the State of Delaware as the sole and exclusive forum for certain litigation that may be initiated by our stockholders. Although we believe this provision benefits us by providing greater consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

•	Supermajority approval requirements. Certain amendments to our certificate of incorporation or bylaws require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote thereon.

Anti-Takeover Effects of Certain Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, which generally may have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our common stock. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors prior to the time the interested stockholder obtained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMTD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

REGISTRATION RIGHTS AGREEMENT

At the closing of the Scottrade acquisition, the Company, TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders entered into a registration rights agreement providing each of TD, TD Lux, the Riney Stockholder and the Ricketts Stockholders with certain customary registration rights with respect to shares of our common stock that qualify as registrable securities under the registration rights agreement, including certain shares issued to the Riney Stockholder and TD Lux, respectively, in connection with the closing of the Scottrade acquisition and certain shares previously acquired by TD, TD Lux and the Ricketts Stockholders. Pursuant to the registration rights agreement, each of TD, the Riney Stockholder and the Ricketts Stockholders are entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to their respective registrable securities, subject to certain customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods). With respect to TD, TD Lux and the Ricketts Stockholders, the registration rights agreement supersedes and replaces the Amended and Restated Registration Rights Agreement, dated as of June 22, 2005, by and among the Company, TD and the Ricketts Stockholders.

The foregoing summary is a general description only, does not purport to be complete, and is qualified in its entirety by reference to a complete copy of the registration rights agreement, which is included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 18, 2017, and incorporated herein by reference.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Any underwriters, brokers, dealers or agents will be advised about the validity of the shares of our common stock offered by this prospectus and other legal matters by their own counsel.

EXPERTS

The consolidated financial statements of TD Ameritrade appearing in TD Ameritrade’s Annual Report on Form 10-K for the year ended September 30, 2016, and the effectiveness of TD Ameritrade’s internal control over financial reporting as of September 30, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$	*
Legal fees and expenses		**
Transfer Agent and Registrar fees		**
Accounting fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.
**	These fees are calculated based on the number of offerings and the amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Item 15. Indemnification of Directors and Officers

The following is a summary of the statutory, charter and bylaw provisions or other arrangements under which the registrant’s directors and officers are insured or indemnified against liability in their capacities as such. The Company is incorporated in Delaware. The following is only a general summary of certain aspects of Delaware law, our certificate of incorporation and our bylaws, in each case dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), Article VII of our certificate of incorporation and Article VI of our bylaws.

Section 145(a) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation and bylaws require the Company to indemnify, to the fullest extent permitted by law, any person who is or was a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company against any liability or expense actually or reasonably incurred in respect thereof. Our bylaws also require us to advance litigation expenses (including in the case of stockholder derivative actions or other actions) against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. Our certificate of incorporation and bylaws further provide that rights conferred under such certificate of incorporation and bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under law or otherwise.

In addition, our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall have no personal liability to the Company or its stockholders for monetary damages for breach of the directors’ fiduciary duties. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Pursuant to our bylaws, we may maintain an insurance policy which insures the directors, officers, employees or agents of the Company and those serving at the request of the Company as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such persons have the right to indemnification pursuant to Delaware law. The Company currently has a policy providing directors and officers liability insurance in certain circumstances.

In addition, the Company has entered into separate indemnification agreements with its current directors and certain former directors. The indemnification agreements provide generally that the Company will indemnify and advance expenses to the fullest extent permitted by applicable law. Each director is entitled to be indemnified against all expenses, judgments, penalties and amounts paid in settlement actually and reasonably incurred if the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company in the event he is, or is threatened to be made, a party to any threatened, pending or completed action, suit, investigation or inquiry, other than proceedings brought by or in the right of the Company. In the case of proceedings by or in the right of the Company, the director is entitled to be indemnified against all expenses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification against expenses will be made in respect of any matter as to which the director has been found liable to the Company unless the Court of Chancery of the State of Delaware has determined that such indemnification may be made. The Company has agreed to advance all reasonable expenses incurred by a director in connection with any proceeding within 20 days after receipt of a statement requesting such advance, which statement includes an undertaking to repay any advanced expenses in the event it is determined that the director is not entitled to indemnification.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of October 24, 2016, by and among Scottrade Financial Services, Inc., Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012, TD Ameritrade Holding Corporation and Alto Acquisition Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on October 28, 2016).

3.1	Amended and Restated Certificate of Incorporation of TD Ameritrade Holding Corporation, dated January 24, 2006 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on January 27, 2006).

3.2	Amended and Restated By-Laws of TD Ameritrade Holding Corporation, effective February 12, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on February 19, 2014).

4.1	Registration Rights Agreement, dated as of September 18, 2017, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank, TD Luxembourg International Holdings S.à r.l., Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 and the other stockholders described therein (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on September 18, 2017).

4.2	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-A (File No. 1-35509) filed on September 5, 2002).

4.3	Stockholders Agreement, dated as of September 18, 2017, by and among TD Ameritrade Holding Corporation and Rodger O. Riney, as Voting Trustee of the Rodger O. Riney Family Voting Trust U/A/D 12/31/2012 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on September 18, 2017).

4.4	Stockholders Agreement, dated as of June 22, 2005, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank, and certain other stockholders of TD Ameritrade Holding Corporation (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on June 28, 2005).

4.5	Amendment No. 1 to Stockholders Agreement, dated as of February 22, 2006, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and certain other stockholders of TD Ameritrade Holding Corporation (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q (File No. 1-35509) filed on May 8, 2006).

4.6	Amendment No. 2 and Waiver to Stockholders Agreement, dated as of August 3, 2009, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and certain other stockholders of TD Ameritrade Holding Corporation (incorporated by reference to Exhibit 10.33 of the Company’s Annual Report on Form 10-K (File No. 1-35509) filed on November 13, 2009).

4.7	Amendment No. 3 to Stockholders Agreement, dated as of August 6, 2010, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and certain other stockholders of TD Ameritrade Holding Corporation (incorporated by reference to Exhibit 10.35 of the Company’s Annual Report on Form 10-K (File No. 1-35509) filed on November 19, 2010).

4.8	Amendment No. 4 to Stockholders Agreement, dated as of October 31, 2011, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and certain other stockholders of TD Ameritrade Holding Corporation (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q (File No. 1-35509) filed on February 7, 2012).

Exhibit Number	Description of Exhibit

4.9	Amendment No. 5 to Stockholders Agreement, dated as of December 4, 2013, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and certain other stockholders of TD Ameritrade Holding Corporation (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 1-35509) filed on December 5, 2013).

4.10	Letter Agreement, dated as of October 24, 2016, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and TD Luxembourg International Holdings S.à r.l. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on October 28, 2016).

4.11	Letter Agreement, dated as of September 18, 2017, by and among TD Ameritrade Holding Corporation, The Toronto-Dominion Bank and TD Luxembourg International Holdings S.à r.l (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K (File No. 1-35509) filed on September 18, 2017).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

15.1	Acknowledgment of Ernst & Young LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page of this registration statement).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K to be incorporated by reference herein in connection with an applicable underwritten offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jersey City, State of New Jersey, on September 18, 2017.

TD AMERITRADE HOLDING CORPORATION

By:	/s/ Timothy D. Hockey
Timothy D. Hockey Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy D. Hockey and Ellen L.S. Koplow, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the U.S. Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on September 18, 2017.

Signature	Title

/s/ Timothy D. Hockey Timothy D. Hockey	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen J. Boyle Stephen J. Boyle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph H. Moglia Joseph H. Moglia	Chairman of the Board

/s/ Bharat B. Masrani Bharat B. Masrani	Vice Chairman of the Board

/s/ Lorenzo A. Bettino Lorenzo A. Bettino	Director

/s/ V. Ann Hailey V. Ann Hailey	Director

/s/ Brian M. Levitt Brian M. Levitt	Director

/s/ Karen E. Maidment Karen E. Maidment	Director

/s/ Irene R. Miller Irene R. Miller	Director

/s/ Mark L. Mitchell Mark L. Mitchell	Director

/s/ Wilbur J. Prezzano Wilbur J. Prezzano	Director

/s/ Todd M. Ricketts Todd M. Ricketts	Director

/s/ Allan R. Tessler Allan R. Tessler	Director